EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Announces First-Quarter 2022 Financial and Operating Results
TULSA, OK - May 4, 2022 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") today announced its first-quarter 2022 financial and operating results. A conference call and webcast to discuss the results is planned for 7:30 a.m. CT, Thursday, May 5, 2022. Complete details can be found within this release.
First-Quarter 2022 Highlights
•Reported a net loss of $86.8 million and cash flows from operating activities of $170.9 million, generating Adjusted EBITDA1 of $222.1 million and Free Cash Flow1 of $23.2 million
•Reduced Net Debt1/Consolidated EBITDAX1 ratio to 1.9x
•Produced 40,295 barrels of oil per day ("BOPD") and 85,118 barrels of oil equivalent per day ("BOEPD"), in line with guidance and an increase of 66% and 8%, respectively, versus first-quarter 2021
•Incurred capital expenditures of $171 million, excluding non-budgeted acquisitions and leasehold expenditures, in line with guidance
Subsequent Highlights
•Secured pricing and supply for majority of second-half 2022 expenditures, increasing 2022 capital budget by 6% to ~$550 million
•Increased the borrowing base and elected commitment of the Company's senior secured credit facility to $1.25 billion and $1.0 billion, respectively
•Achieved Project Canary2 TrustWellTM Gold certification for approximately 31,500 BOEPD of gross operated production to become the first Permian producer to receive TrustWellTM certified responsibly sourced oil and natural gas production
"We have executed extremely well year-to-date, generating Free Cash Flow and further reducing our leverage ratio," commented Jason Pigott, President and Chief Executive Officer. "Well performance from Howard and western Glasscock counties is driving our strong oil production and capital efficiency. The exceptional returns of our development program in the current commodity environment enabled Free Cash Flow generation in the quarter."
"Free Cash Flow during 2022 is still expected to exceed $300 million, despite the highly inflationary environment" continued Mr. Pigott. "We plan to utilize the majority of our free cash this year to reduce debt by $300 million and expect to achieve our leverage targets of 1.5x in the third quarter of 2022 and 1.0x by the first quarter of 2023. As we reduce our leverage ratio, absolute debt levels and interest expense, we anticipate that we will be in a position to institute measures to return cash to shareholders by early 2023."

First-Quarter 2022 Financial Results
For the first quarter of 2022, the Company reported a net loss attributable to common stockholders of $86.8 million, or $5.18 per diluted share, which included a non-cash loss on derivatives, net, of $200.4 million, or $11.95 per diluted share. Adjusted Net Income1 for the first quarter of 2022 was $88.2 million, or $5.17 per adjusted diluted share. Adjusted EBITDA for the first quarter of 2022 was $222.1 million.
1Non-GAAP financial measure; please see supplemental reconciliations of GAAP to non-GAAP financial measures at the end of this release.
2Project Canary is a data analytics and environmental assessment company that Laredo has partnered with to provide industry-specific certification for portions of Laredo's operations through Project Canary's TrustWellTM certification and installation of a continuous monitoring system.
Operations Summary
In the first quarter of 2022, the Company's total and oil production averaged 85,118 BOEPD and 40,295 BOPD, respectively. Both metrics were in-line with guidance, driven by solid execution and well performance, including results from wells in the Middle Spraberry and Wolfcamp D formations.
Lease operating expenses ("LOE") in first-quarter 2022 were $5.34 per BOE, higher than original guidance, reflecting inflation and integration costs from recently acquired assets. The increase is primarily related to artificial lift and flowback management on new wells in Howard and western Glasscock counties. This includes higher costs for generators and fuel to operate electric submersible pumps on wells in Howard County and higher compression and fuel gas costs for gas lifted wells in western Glasscock County.
Laredo is working to offset these cost pressures by reallocating power generation systems to high-line power as it becomes available in its operating areas, switching to liquefied natural gas generator systems and consolidating production in Howard County to upgraded, Laredo-built facilities. The Company anticipates these cost pressures will persist for the remainder of 2022 and expects total LOE will be consistent with first quarter levels, with unit LOE varying with production levels.
During the first quarter of 2022, Laredo maintained its improved venting/flaring performance on its acquired properties in Howard County. The Company vented/flared 0.64% of produced gas during first-quarter 2022, roughly flat compared to the 0.61% vented/flared in the fourth quarter of 2021.
In the first quarter of 2022, the Company completed and TIL'd 18 wells. Laredo released one drilling rig and one completions crew during the quarter. The Company is currently operating two drilling rigs and one completions crew and expects to complete 11 wells and TIL seven wells during the second quarter of 2022.
First-Quarter 2022 Incurred Capital Expenditures
During the first quarter of 2022, total incurred capital expenditures were $171 million, excluding non-budgeted acquisitions and leasehold expenditures. Total investments included $146 million in drilling and completions activities, including $4 million of non-operated capital, $5 million in land, exploration and data related costs, $13 million in infrastructure, including Laredo Midstream Services investments, and $7 million in other capitalized costs. Non-budgeted acquisitions and leasehold expenditures were $8 million.
2022 Capital Investment Outlook
Laredo is working to mitigate the impact of inflationary and supply chain pressures impacting both the energy industry and global economy. The Company's initial capital budget anticipated approximately 15% inflation, with a significant portion of required goods and services contracted through the first half of 2022. Although first-quarter 2022 capital expenditures were in-line with the Company's guidance of $170 million, the price increases are impacting Laredo's full-year outlook.
The Company recently contracted the majority of its services related to its capital program for the second half of 2022 and now has pricing and supply secured for approximately 85% of its required goods and services for the remainder of 2022. Incorporating inflation to date and the price increases associated with contracted second-half pricing, the Company adjusted its full-year 2022 capital budget to ~$550 million, up from ~$520 million.
Responsibly Sourced Gas/Oil Certification
In November 2021, Laredo further demonstrated its commitment to ESG leadership as the first operator in the Permian Basin to seek TrustWellTM certification for its responsibly sourced oil and natural gas production. The third-party certification covers the Company's operating standards and practices for horizontal wells in its Howard and western Glasscock County development areas. After significant work demonstrating its sustainable operating practices, the Company has been awarded Gold certification for production from 73 horizontal wells in the certification area, representing approximately 31,500 BOEPD of its gross operated production. In addition to the recognition of its sustainable operating practices, the Company is uniquely positioned among Permian Basin operators to benefit as premium markets are developed for certified responsibly sourced natural gas and oil production.
Liquidity
At March 31, 2022, the Company had outstanding borrowings of $100 million on its $725 million senior secured credit facility, resulting in available capacity, after the reduction for outstanding letters of credit, of $581 million. Including cash and cash equivalents of $65 million, total liquidity was $646 million.
On April 13, 2022, as part of the semi-annual borrowing base redetermination, the Company's borrowing base was increased to $1.25 billion from $1.0 billion and the elected commitment was increased to $1.0 billion from $725 million. At May 3, 2022, the Company had outstanding borrowings of $50 million, resulting in available capacity, after the reduction for outstanding letters of credit, of $906 million. Including cash and cash equivalents of $104 million, total liquidity was $1.01 billion.

Second-Quarter and Full-Year 2022 Guidance
The table below reflects the Company's guidance for total and oil production and incurred capital expenditures for second-quarter and full-year 2022.

	2Q-22E	FY-22E
Total production (MBOE per day)	85.0 - 88.0	82.0 - 86.0
Oil production (MBOPD)	40.0 - 42.0	39.5 - 42.5
Incurred capital expenditures, excluding non-budgeted acquisitions ($ MM)	~$125	~$550
The table below reflects the Company's guidance for select revenue and expense items for the second quarter of 2022.

2Q-22E
Average sales price realizations (excluding derivatives):
Oil (% of WTI)	100%
NGL (% of WTI)	34%
Natural gas (% of Henry Hub)	68%

Net settlements received (paid) for matured commodity derivatives ($ MM):
Oil	($119)
NGL	($16)
Natural gas	($20)

Other ($ MM):
Net income (expense) of purchased oil	$0

Selected average costs & expenses:
Lease operating expenses ($/BOE)	$5.35
Production and ad valorem taxes (% of oil, NGL and natural gas sales revenues)	6.50%
Transportation and marketing expenses ($/BOE)	$1.65
General and administrative expenses (excluding LTIP, $/BOE)	$1.65
General and administrative expenses (LTIP cash, $/BOE)	$0.45
General and administrative expenses (LTIP non-cash, $/BOE)	$0.25
Depletion, depreciation and amortization ($/BOE)	$9.75
Conference Call Details
On Thursday, May 5, 2022, at 7:30 a.m. CT, Laredo will host a conference call to discuss its first-quarter financial and operating results and management's outlook, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the call will be posted to the Company's website and available for review. The Company invites interested parties to listen to the call via the Company's website at www.laredopetro.com, under the tab for "Investor Relations." Portfolio managers and analysts who would like to participate on the call should dial 877.930.8286 (international dial-in 253.336.8309), using conference code 1653949, 10 minutes prior to the scheduled conference time. A telephonic replay will be available two hours after the call through Thursday, May 12, 2022. Participants may access this replay by dialing 855.859.2056, using conference code 1653949.

About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.
Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.
General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+"), the outbreak of disease, such as the coronavirus ("COVID-19") pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic, actions by OPEC+ and the Russian-Ukrainian military conflict, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, including as a result of inflationary pressures, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, the possibility of production curtailment, hedging activities, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company's transactions, if any, with its securities from time to time, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2021 and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Laredo's website at www.laredopetro.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Laredo does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
The SEC generally permits oil and natural gas companies, in filings made with the SEC, to disclose proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, and certain probable and possible reserves that meet the SEC's definitions for such terms. In this press release and the conference call, the Company may use the terms "resource potential," "resource play," "estimated ultimate recovery" or "EURs," "type curve" and "standardized measure," each of which the SEC guidelines restrict from being included in filings with the SEC without strict compliance with SEC definitions. These terms refer to the Company’s internal estimates of unbooked hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques. "Resource potential" is used by the Company to refer to the estimated quantities of hydrocarbons that may be added to proved reserves, largely from a specified resource play potentially supporting numerous drilling locations. A "resource play" is a term used by the Company to describe an accumulation of hydrocarbons known to exist over a large areal expanse and/or thick vertical section potentially supporting numerous drilling locations, which, when compared to a conventional play, typically has a lower geological and/or commercial development risk. "EURs" are based on the Company’s previous operating experience in a given area and publicly available information relating to the operations of producers who are conducting operations in these areas. Unbooked resource potential and "EURs" do not constitute reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or SEC rules and do not include any proved reserves. Actual quantities of reserves that may be ultimately recovered from the Company’s interests may differ substantially from those presented herein. Factors affecting ultimate recovery include the scope of the Company’s ongoing drilling program, which will be directly affected by the availability of capital, decreases in oil, natural gas liquids and natural gas prices, well spacing, drilling and production costs, availability and cost of drilling services and equipment, lease expirations, transportation constraints, regulatory approvals, negative revisions to reserve estimates and other factors, as well as actual drilling results, including geological and mechanical factors affecting recovery rates. "EURs" from reserves may change significantly as development of the Company’s core assets provides additional data. In addition, the Company's production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. "Type curve" refers to a production profile of a well, or a particular category of wells, for a specific play and/or area. The "standardized measure" of discounted future new cash flows is calculated in accordance with SEC regulations and a discount rate of 10%. Actual results may vary considerably and should not be considered to represent the fair market value of the Company’s proved reserves.
This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income and Free Cash Flow. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For a reconciliation of such non-GAAP financial measures to the nearest comparable measure in accordance with GAAP, please see the supplemental financial information at the end of this press release.
Unless otherwise specified, references to "average sales price" refer to average sales price excluding the effects of the Company's derivative transactions.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

Laredo Petroleum, Inc.
Selected operating data

	Three months ended March 31,
	2022	2021
	(unaudited)
Sales volumes:
Oil (MBbl)	3,627	2,183
NGL (MBbl)	1,994	2,321
Natural gas (MMcf)	12,243	15,630
Oil equivalents (MBOE)(1)(2)	7,661	7,109
Average daily oil equivalent sales volumes (BOE/D)(2)	85,118	78,989
Average daily oil sales volumes (Bbl/D)(2)	40,295	24,261
Average sales prices(2):
Oil ($/Bbl)(3)	$95.81	$58.48
NGL ($/Bbl)(3)	$32.68	$17.96
Natural gas ($/Mcf)(3)	$3.15	$2.12
Average sales price ($/BOE)(3)	$58.90	$28.48
Oil, with commodity derivatives ($/Bbl)(4)	$67.24	$45.03
NGL, with commodity derivatives ($/Bbl)(4)	$26.04	$11.25
Natural gas, with commodity derivatives ($/Mcf)(4)	$2.46	$1.66
Average sales price, with commodity derivatives ($/BOE)(4)	$42.54	$21.15
Selected average costs and expenses per BOE sold(2):
Lease operating expenses	$5.34	$2.66
Production and ad valorem taxes	3.59	1.87
Transportation and marketing expenses	1.92	1.71
Midstream service expenses	0.18	0.12
General and administrative (excluding LTIP)	1.75	1.36
Total selected operating expenses	$12.78	$7.72
General and administrative (LTIP):
LTIP cash	$0.85	$0.23
LTIP non-cash	$0.27	$0.26
Depletion, depreciation and amortization	$9.59	$5.36
_______________________________________________________________________________
(1)BOE is calculated using a conversion rate of six Mcf per one Bbl.
(2)The numbers presented are calculated based on actual amounts that are not rounded.
(3)Price reflects the average of actual sales prices received when control passes to the purchaser/customer adjusted for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point.
(4)Price reflects the after-effects of the Company's commodity derivative transactions on it's average sales prices. The Company's calculation of such after-effects includes settlements of matured commodity derivatives during the respective periods in accordance with GAAP and an adjustment to reflect premiums incurred previously or upon settlement that are attributable to commodity derivatives that settled during the respective periods.

Laredo Petroleum, Inc.
Consolidated balance sheets

(in thousands, except share data)	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$65,137	$56,798
Accounts receivable, net	213,549	151,807
Derivatives	5,899	4,346
Other current assets	17,767	22,906
Total current assets	302,352	235,857
Property and equipment:
Oil and natural gas properties, full cost method:
Evaluated properties	9,149,982	8,968,668
Unevaluated properties not being depleted	156,899	170,033
Less: accumulated depletion and impairment	(7,089,265)	(7,019,670)
Oil and natural gas properties, net	2,217,616	2,119,031
Midstream service assets, net	94,632	96,528
Other fixed assets, net	35,374	34,590
Property and equipment, net	2,347,622	2,250,149
Derivatives	33,862	32,963
Other noncurrent assets, net	42,494	32,855
Total assets	$2,726,330	$2,551,824
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$73,228	$71,386
Accrued capital expenditures	69,018	50,585
Undistributed revenue and royalties	162,233	117,920
Derivatives	365,256	179,809
Other current liabilities	105,767	107,213
Total current liabilities	775,502	526,913
Long-term debt, net	1,421,821	1,425,858
Derivatives	17,450	—
Asset retirement obligations	69,677	69,057
Other noncurrent liabilities	18,092	16,216
Total liabilities	2,302,542	2,038,044
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized and zero issued as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value, 22,500,000 shares authorized and 17,302,320 and 17,074,516 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	173	171
Additional paid-in capital	2,785,415	2,788,628
Accumulated deficit	(2,361,800)	(2,275,019)
Total stockholders' equity	423,788	513,780
Total liabilities and stockholders' equity	$2,726,330	$2,551,824

Laredo Petroleum, Inc.
Consolidated statements of operations

	Three months ended March 31,
(in thousands, except per share data)	2022	2021
	(unaudited)
Revenues:
Oil sales	$347,443	$127,701
NGL sales	65,155	41,678
Natural gas sales	38,589	33,078
Midstream service revenues	2,344	1,296
Sales of purchased oil	78,864	46,477
Total revenues	532,395	250,230
Costs and expenses:
Lease operating expenses	40,876	18,918
Production and ad valorem taxes	27,487	13,283
Transportation and marketing expenses	14,743	12,127
Midstream service expenses	1,414	858
Costs of purchased oil	82,964	49,916
General and administrative	21,944	13,073
Depletion, depreciation and amortization	73,492	38,109
Other operating expenses	1,019	1,143
Total costs and expenses	263,939	147,427
Operating income	268,456	102,803
Non-operating income (expense):
Loss on derivatives, net	(325,816)	(154,365)
Interest expense	(32,477)	(25,946)
Loss on disposal of assets, net	(260)	(72)
Other income, net	2,439	1,379
Total non-operating expense, net	(356,114)	(179,004)
Loss before income taxes	(87,658)	(76,201)
Income tax (expense) benefit:
Current	(1,218)	—
Deferred	2,095	762
Total income tax benefit	877	762
Net loss	$(86,781)	$(75,439)
Net loss per common share:
Basic	$(5.18)	$(6.33)
Diluted	$(5.18)	$(6.33)
Weighted-average common shares outstanding:
Basic	16,767	11,918
Diluted	16,767	11,918

Laredo Petroleum, Inc.
Consolidated statements of cash flows

	Three months ended March 31,
(in thousands)	2022	2021
	(unaudited)
Cash flows from operating activities:
Net loss	$(86,781)	$(75,439)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-settled equity-based compensation, net	2,053	2,068
Depletion, depreciation and amortization	73,492	38,109
Mark-to-market on derivatives:
Loss on derivatives, net	325,816	154,365
Settlements paid for matured derivatives, net	(125,370)	(41,174)
Premiums received for commodity derivatives	—	9,041
Amortization of debt issuance costs	1,541	989
Amortization of operating lease right-of-use assets	5,025	2,997
Deferred income tax benefit	(2,095)	(762)
Other, net	425	1,491
Changes in operating assets and liabilities:
Accounts receivable, net	(61,742)	(3,728)
Other current assets	5,092	(10,264)
Other noncurrent assets, net	(15,227)	(1,636)
Accounts payable and accrued liabilities	1,842	9,065
Undistributed revenue and royalties	44,294	7,290
Other current liabilities	(1,471)	(19,622)
Other noncurrent liabilities	3,988	(1,639)
Net cash provided by operating activities	170,882	71,151
Cash flows from investing activities:
Acquisitions of oil and natural gas properties, net	(7,870)	—
Capital expenditures:
Oil and natural gas properties	(143,500)	(68,329)
Midstream service assets	(293)	(329)
Other fixed assets	(2,052)	(551)
Proceeds from dispositions of capital assets, net of selling costs	2,019	189
Net cash used in investing activities	(151,696)	(69,020)
Cash flows from financing activities:
Borrowings on Senior Secured Credit Facility	50,000	15,000
Payments on Senior Secured Credit Facility	(55,000)	(50,000)
Proceeds from issuance of common stock, net of offering costs	—	26,866
Stock exchanged for tax withholding	(5,847)	(1,290)
Other	—	2,798
Net cash used in financing activities	(10,847)	(6,626)
Net increase (decrease) in cash and cash equivalents	8,339	(4,495)
Cash and cash equivalents, beginning of period	56,798	48,757
Cash and cash equivalents, end of period	$65,137	$44,262

Laredo Petroleum, Inc.
Total incurred capital expenditures
The following table presents the components of the Company's incurred capital expenditures, excluding non-budgeted acquisition costs, for the periods presented:

	Three months ended March 31,
(in thousands)	2022	2021
	(unaudited)
Oil and natural gas properties	$168,368	$68,449
Midstream service assets	459	876
Other fixed assets	2,072	600
Total incurred capital expenditures, excluding non-budgeted acquisition costs	$170,899	$69,925

Laredo Petroleum, Inc.
Supplemental reconciliations of GAAP to non-GAAP financial measures

Non-GAAP financial measures
The non-GAAP financial measures of Free Cash Flow, Adjusted Net Income, Adjusted EBITDA, Consolidated EBITDAX, Net Debt and Net Debt to Consolidated EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Furthermore, these non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP measures of liquidity or financial performance, but rather should be considered in conjunction with GAAP measures, such as net income or loss, operating income or loss or cash flows from operating activities.
Free Cash Flow (Unaudited)
Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before changes in operating assets and liabilities, net, less incurred capital expenditures, excluding non-budgeted acquisition costs. Free Cash Flow does not represent funds available for future discretionary use because it excludes funds required for future debt service, capital expenditures, acquisitions, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Free Cash Flow reported by different companies.
The following table presents a reconciliation of net cash provided by operating activities (GAAP) to Free Cash Flow (non-GAAP) for the periods presented:

	Three months ended March 31,
(in thousands)	2022	2021
	(unaudited)
Net cash provided by operating activities	$170,882	$71,151
Less:
Change in current assets and liabilities, net	(11,985)	(17,259)
Change in noncurrent assets and liabilities, net	(11,239)	(3,275)
Cash flows from operating activities before changes in operating assets and liabilities, net	194,106	91,685
Less incurred capital expenditures, excluding non-budgeted acquisition costs:
Oil and natural gas properties(1)	168,368	68,449
Midstream service assets(1)	459	876
Other fixed assets	2,072	600
Total incurred capital expenditures, excluding non-budgeted acquisition costs	170,899	69,925
Free Cash Flow (non-GAAP)	$23,207	$21,760
_____________________________________________________________________________
(1)Includes capitalized share-settled equity-based compensation and asset retirement costs.

Adjusted Net Income (Unaudited)
Adjusted Net Income is a non-GAAP financial measure that the Company defines as net income or loss (GAAP) plus adjustments for mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, impairment expense, gains or losses on disposal of assets, income taxes, other non-recurring income and expenses and adjusted income tax expense. Management believes Adjusted Net Income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of net loss (GAAP) to Adjusted Net Income (non-GAAP) for the periods presented:

	Three months ended March 31,
(in thousands, except per share data)	2022	2021
	(unaudited)
Net loss	$(86,781)	$(75,439)
Plus:
Mark-to-market on derivatives:
Loss on derivatives, net	325,816	154,365
Settlements paid for matured derivatives, net	(125,370)	(41,174)
Net premiums paid for commodity derivatives that matured during the period(1)	—	(11,005)
Loss on disposal of assets, net	260	72
Income tax benefit	(877)	(762)
Adjusted income before adjusted income tax expense	113,048	26,057
Adjusted income tax expense(2)	(24,871)	(5,733)
Adjusted Net Income (non-GAAP)	$88,177	$20,324
Net loss per common share:
Basic	$(5.18)	$(6.33)
Diluted	$(5.18)	$(6.33)
Adjusted Net Income per common share:
Basic	$5.26	$1.71
Diluted	$5.26	$1.71
Adjusted diluted	$5.17	$1.69
Weighted-average common shares outstanding:
Basic	16,767	11,918
Diluted	16,767	11,918
Adjusted diluted	17,040	12,040
_______________________________________________________________________________
(1)Reflects net premiums paid previously or upon settlement that are attributable to derivatives settled in the respective periods presented.
(2)Adjusted income tax expense is calculated by applying a statutory tax rate of 22% for each of the periods ended March 31, 2022 and 2021.

Adjusted EBITDA (Unaudited)
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, accretion expense, gains or losses on disposal of assets, interest expense, income taxes and other non-recurring income and expenses. Adjusted EBITDA provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Adjusted EBITDA does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Adjusted EBITDA is useful to an investor in evaluating the Company's operating performance because this measure:
•is widely used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•helps investors to more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the effect of its capital structure from its operating structure; and
• is used by management for various purposes, including as a measure of operating performance, in presentations to the Company's board of directors and as a basis for strategic planning and forecasting.
There are significant limitations to the use of Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company's net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Adjusted EBITDA reported by different companies. The Company's measurements of Adjusted EBITDA for financial reporting as compared to compliance under its debt agreements differ.
The following table presents a reconciliation of net loss (GAAP) to Adjusted EBITDA (non-GAAP) for the periods presented:

	Three months ended March 31,
(in thousands)	2022	2021
	(unaudited)
Net loss	$(86,781)	$(75,439)
Plus:
Share-settled equity-based compensation, net	2,053	2,068
Depletion, depreciation and amortization	73,492	38,109
Mark-to-market on derivatives:
Loss on derivatives, net	325,816	154,365
Settlements paid for matured derivatives, net	(125,370)	(41,174)
Net premiums paid for commodity derivatives that matured during the period(1)	—	(11,005)
Accretion expense	1,019	1,143
Loss on disposal of assets, net	260	72
Interest expense	32,477	25,946
Income tax benefit	(877)	(762)
Adjusted EBITDA (non-GAAP)	$222,089	$93,323
_____________________________________________________________________________
(1)Reflects net premiums paid previously or upon settlement that are attributable to derivatives settled in the respective periods presented.

Consolidated EBITDAX (Unaudited)
Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as net income or loss (GAAP) plus adjustments for extraordinary gains (or losses), non-cash recurring gains (or losses), depletion, depreciation and amortization expense, interest expense, any provisions for (or benefit from) income or franchise taxes, exploration expenses and other non-cash charges. Consolidated EBITDAX is used by the Company’s management for various purposes, including as a measure of operating performance and compliance under the Company's Senior Secured Credit Facility. Additional information on the calculation of Consolidated EBITDAX can be found in the Company's Eighth Amendment to the Senior Secured Credit Facility as filed with the SEC on April 19, 2022.
The following table presents a reconciliation of net income (loss) (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:

	Three months ended
(in thousands)	March 31, 2022	December 31, 2021	September 30, 2021
	(unaudited)
Net income (loss)	$(86,781)	$216,276	$136,832
Plus:
Share-settled equity-based compensation, net	2,053	2,066	1,811
Depletion, depreciation and amortization	73,492	74,592	62,678
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	325,816	(15,372)	96,240
Settlements paid for matured derivatives, net	(125,370)	(129,361)	(92,726)
Accretion expense	1,019	1,026	906
Gain on sale of oil and natural gas properties, net	—	—	(95,223)
Loss on disposal of assets, net	260	8,903	22
Interest expense	32,477	31,163	30,406
Income tax (benefit) expense	(877)	3,052	2,677
Consolidated EBITDAX (non-GAAP)	$222,089	$192,345	$143,623
Net Debt (Unaudited)
Net Debt, a non-GAAP financial measure, is calculated as the face value of long-term debt plus any outstanding letters of credit, less cash and cash equivalents. Management believes Net Debt is useful to management and investors in determining the Company's leverage position since the Company has the ability, and may decide, to use a portion of its cash and cash equivalents to reduce debt. Net Debt as of March 31, 2022 $1.418 billion.
Net Debt to Consolidated EBITDAX (Unaudited)
Net Debt to Consolidated EBITDAX, a non-GAAP financial measure, is calculated as Net Debt, including letters of credit, divided by Consolidated EBITDAX, as defined in the Company's Senior Secured Credit Facility. For the purposes of calculating Consolidated EBITDAX for the period ended March 31, 2022, the calculation is the annualization of the three quarters ended March 31, 2022. Net Debt to Consolidated EBITDAX is used by the Company’s management for various purposes, including as a measure of operating performance, in presentations to its board of directors and as a basis for strategic planning and forecasting.

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Investor Contact:
Ron Hagood
918.858.5504
rhagood@laredopetro.com